UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2012

Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT		06066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, Rockville Financial, Inc. (the “Company”) and Rockville Bank (the “Bank”) authorized an amendment to the employment agreement of William H.W. Crawford, IV. The agreement was amended to correct an error in the original employment agreement to provide for a vesting schedule of his restricted stock and stock option awards to a five-year vest with the first 20% vested immediately rather than the erroneous prior description of a five-year vest with the first 20% vested at the first year anniversary of the grant. This vesting schedule is Rockville Financial, Inc.’s standard practice for vesting of stock awards, and is consistent with all of the other award agreements executed by the Company. There is no financial impact of this amendment to the Company as the Company has consistently accounted for the awards to Mr. Crawford as corrected. The Company expensed the awards in 2011 as per its standard practice.

ITEM 9.01 Financial	Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

Number	Description
Exhibit 10.11.1	Employment Agreement as amended by and among Rockville Financial, Inc., Rockville Bank and William H.W. Crawford, IV, effective February 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2012	ROCKVILLE FINANCIAL, INC. Registrant

	By:	/s/ John T. Lund
John T. Lund
Executive Vice President/
Chief Financial Officer

Exhibit Index

Number	Description
Exhibit 10.11.1	Employment Agreement as amended by and among Rockville Financial, Inc., Rockville Bank and William H.W. Crawford, IV, effective February 24, 2012.